Exhibit 99.1

Jamba, Inc. Reports Financial Results for Second Quarter 2010

Net Income Improved by $6.7 million

Ends Quarter in Strong Cash Position

Updates Guidance for FY 2010

EMERYVILLE, Calif., August 17, 2010 — Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the fiscal second quarter ended July 13, 2010. The results showed net income and a strengthened liquidity position that enabled the company to take several actions to accelerate its strategic initiatives. The Company also reported improved sequential comparable store sales for the quarter.

Highlights for the 12 weeks ended July 13, 2010, compared to the 12 weeks ended July 14, 2009:

•

Net income for Q210 was $1.6 million, an improvement of $6.7 million over the prior year period, driven primarily by a decrease in impairment of long-lived assets, a reduction in interest expense, and a gain from the Company’s refranchising activities, partially offset by one-time charges to settle outstanding litigation.

•	Diluted earnings per share was $0.02 per share for the 12 weeks ended July 13, 2010 compared to a loss per share of ($0.10) for the prior year period.

•

Total revenue for Q210 decreased (10.9%) to $74.1 million from $83.2 million for Q209 reflecting a decrease of $9.1 million primarily due to the reduction in the number of company-owned stores and the decrease in comparable store sales.

•	Company-owned comparable store sales for Q210 decreased (2.4%) compared to (13.7%) for the prior year period. This result reflects a 90 basis point sequential improvement over Q110. (1)

•

Store-level EBITDA(2) for Q210 decreased $2.2 million to $16.3 million compared to $18.5 million for the prior year period. Adjusted for the impact of refranchised stores, Adjusted Store-level EBITDA(3) decreased $1.6 million to $15.5 million for the 12 week period compared to $17.1 million for the prior year period.

•

Consolidated EBITDA(2) for Q210 decreased $3.4 million to $6.9 million compared to $10.3 million for the prior year period. Adjusted for the impact of refranchised stores, Adjusted Consolidated EBITDA(3) decreased $2.8 million to $6.1 million for Q210 compared to $8.9 million for the prior year period.

•

General and administrative expenses for Q210 increased 14.4% to $9.4 million, compared to $8.2 million in the prior year period, primarily attributable to one-time charges to settle outstanding litigation and associated legal fees.

“Our results during the quarter built on our first quarter accomplishments with several notable achievements that signal the solid pace of Jamba’s transformation,” said James D. White, chairman, president and chief executive officer, Jamba, Inc.

“The strength of our balance sheet, along with positive cash flow, increased our financial capability which allowed us to make investments to accelerate our growth and advance our agenda. We took advantage of opportunities to settle outstanding litigation, step up our activity on consumer products, licensing agreements and development work, and add top talent to our senior team. These investments and charges affect our G&A and we expect them to have an excellent payback. We are already increasing our annual targets for new licensing agreements and international expansion.”

“Jamba’s marketing initiatives are continuing to drive traffic,” said Mr. White. “Our fifth sequential quarter over quarter improvement of 90 basis points in our comparable store sales came despite continued economic headwinds and negative weather impact in California, which accounts for approximately 70 percent of our Company store locations and where we experienced some of the coolest summer weather in 40 years.”

During the quarter, Jamba also had significant accomplishments with its franchising and refranchising initiatives. The Company reached a landmark agreement with a premier retailer in South Korea, which operates approximately 4,500 stores across several brands, for the development of up to 200 Jamba Juice locations. Domestically, through today, Jamba has completed the refranchising of 102 stores. Along with the refranchising are the development requirements to build additional new store locations.

Jamba’s branded consumer products initiative is also in high gear with its frozen smoothie kits and ice cream novelties gaining acceptance across more than 10,000 retail outlets. “Consumer response to our Jamba-branded products has been positive. Our increased focus on licensing should quicken the pace of our accomplishments. For the year, we are targeting three-to-five new licensing agreements,” noted Mr. White.

“We are also focused on delivering innovative products. During the quarter, Jamba introduced five new smoothies, including our coffee smoothies designed for consumers seeking a cool coffee alternative. Our hot blended beverages are now available in almost 400 stores and we anticipate a broader roll-out of coffee this fall,” stated Mr. White.

“We are refining our outlook for 2010 based on the unseasonably cool weather and difficult operating environment in California experienced over the past two quarters, the settlement of outstanding litigation, and our investment in strengthening our operations and management team,” concluded Mr. White.

Updated Outlook for 2010

The Company’s updated targets for 2010 are:

•	Deliver company store comparable store sales of (3%) to flat;

•	Reduce G&A by 8-10% (excluding share-based compensation and non-recurring charges) from 2009 levels;

•	Deliver Store-level EBITDA margins(2) of 15-17%;

•	Grow via franchise development with the addition of 30-50 franchise stores;

•	Expand into one additional major international market besides South Korea;

•	Add three to five licensing agreements in relevant categories;

•	Complete the refranchising of up to 150 company-owned stores.

Liquidity

On July 13, 2010, the Company held $37.0 million in cash, cash equivalents, and restricted cash. The increase in cash and cash equivalents from the prior quarter was primarily attributable to proceeds received from refranchising transactions largely offset by cash used for capital expenditures. The restricted cash balance was $2.7 million.

Footnotes

(1)

Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

(2)

The Company uses the non-GAAP financial measures of Consolidated EBITDA and Store-level EBITDA in its statements made in this release. The Company believes that Consolidated EBITDA and Store-level EBITDA are helpful when used: as indicators of the Company’s operating performance because they assist us in comparing our operating performance on a consistent basis as they remove the impact of items not directly resulting from our company-owned store operations; for planning purposes, including the preparation of our internal operating budget; and as measurements in assessing the performance of existing store operating income and comparative operating performance. Consolidated EBITDA is equal to net income (loss), plus (less): (a) gain from derivative liabilities; (b) interest income; (c) interest expense; (d) income taxes; (e) depreciation and amortization; (f) impairment of long-lived assets; and (g) other operating, net. Our definition of Store-level EBITDA is different from Consolidated EBITDA because we further adjust net income (loss) to exclude general and administrative expenses. Consolidated EBITDA margins and Store-level EBITDA margins are calculated by dividing consolidated EBITDA or Store-level EBITDA by total revenue. Consolidated EBITDA, Store-level EBITDA, Consolidated EBITDA margins and Store-level EBITDA margins are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures used by other companies. For a reconciliation of net income (loss) to these non-GAAP financial measures, see the discussion and related tables below.

(3)

The Company also uses the non-GAAP financial measures of Adjusted Consolidated EBITDA and Adjusted Store-level EBITDA in its statements made in this release. The Company believes that Adjusted Consolidated EBITDA and Adjusted Store-level EBITDA are helpful indicators of the Company’s operating performance in that they show the impact of the Company’s refranchising initiative on Consolidated EBITDA and Store-level EBITDA. Specifically, these measures allow the Company to compare financial performance for Q210 to Q209 on a consistent basis by removing from its calculations the impact of the stores refranchised during or after Q209. Adjusted Consolidated EBITDA and Adjusted Store-level EBITDA are not adjusted for the impact of company-owned Stores opened or closed during or after Q209. Adjusted Consolidated EBITDA and Adjusted Store-level EBITDA are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures used by other companies. For a reconciliation of net income (loss) to these non-GAAP financial measures, see the discussion and related tables below.

Webcast and Conference Call Information

A conference call to review second quarter 2010 results will be held today, August 17, 2010 at 5:00 p.m. ET. Participating on the call will be James D. White, chairman, president and CEO and Karen L. Luey, senior vice president and CFO. The conference call can be accessed live over the phone by dialing (877) 941-4775 or for international callers by dialing (480) 629-9761. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (800) 406-7325 or (303) 590-3030 for international callers; the pin number is 4341628. The replay will be available until September 9, 2010. The call will be webcast live from the Company’s website at www.jambajuice.com under the investor relations section.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, Jamba Juice is a leading restaurant retailer of better-for-you food and beverage offerings, including great tasting fruit smoothies, juices, and teas, hot oatmeal made with organic steel cut oats, wraps, salads, sandwiches, and California Flatbreads™, and a variety of baked goods and snacks. As of July 13, 2010, Jamba Juice had 743 locations consisting of 432 company-owned and operated stores and 311 franchise stores. For the nearest location or a complete menu, visit the Jamba Juice website at www.jambajuice.com or call 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

For Jamba,Inc.

ICR

Don Duffy

203-682-8200

investors@jambajuice.com

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	July 13, 2010	December 29, 2009

ASSETS
Current assets:
Cash and cash equivalents	$34,263	$28,757
Restricted cash	1,950	1,324
Receivables, net of allowances of $204 and $116	5,508	9,949
Inventories	3,219	3,732
Prepaid rent	2,177	486
Prepaid taxes	191	491
Prepaid expenses and other current assets	3,488	3,684

Total current assets	50,796	48,423

Property, fixtures and equipment, net	58,753	70,266
Trademarks and other intangible assets, net	1,512	1,850
Restricted cash	768	1,399
Deferred income taxes	353	998
Other long-term assets	3,257	2,882

Total assets	$115,439	$125,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,446	$7,405
Accrued compensation and benefits	6,729	7,089
Workers’ compensation and health insurance reserves	707	1,096
Accrued jambacard liability	30,125	38,255
Other accrued expenses	13,468	10,510

Total current liabilities	57,475	64,355

Long-term workers’ compensation and health insurance reserves	853	1,158
Deferred rent and other long-term liabilities	15,733	14,700

Total liabilities	74,061	80,213

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 237,463 and 304,348 shares issued and outstanding at July 13, 2010 and December 29, 2009, respectively.	24,496	31,069

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized; 59,585,986 and 52,712,528 shares issued and outstanding at July 13, 2010 and December 29, 2009, respectively	60	53
Additional paid-in-capital	362,331	356,320
Accumulated deficit	(345,509)	(341,837)

Total stockholders’ equity	16,882	14,536

Total liabilities and stockholders’ equity	$115,439	$125,818

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	12 Week Period Ended		28 Week Period Ended
(In thousands, except share and per share amounts)	7/13/10	7/14/09	7/13/10	7/14/09
Revenue:
Company stores	$72,250	$81,662	$150,720	$168,681
Franchise and other revenue	1,823	1,516	3,781	3,283

Total revenue	74,073	83,178	154,501	171,964

Costs and operating expenses:
Cost of sales	17,124	19,309	36,237	40,516
Labor	21,424	25,395	49,094	57,313
Occupancy	9,363	10,145	22,326	23,893
Store operating	9,896	9,811	20,858	19,650
Depreciation and amortization	3,490	4,344	8,424	10,454
General and administrative	9,361	8,185	20,238	19,908
Impairment of long-lived assets	2,121	7,548	2,292	10,575
Other operating, net	(397)	158	(1,573)	309

Total costs and operating expenses	72,382	84,895	157,896	182,618

Income (loss) from operations	1,691	(1,717)	(3,395)	(10,654)

Other expense, net:

Gain from derivative liabilities	—	1,432	—	1,597
Interest income	14	30	38	364
Interest expense	(112)	(4,851)	(289)	(6,600)

Total other expense, net	(98)	(3,389)	(251)	(4,639)

Income (loss) before income taxes	1,593	(5,106)	(3,646)	(15,293)

Income tax expense	(9)	(17)	(26)	(34)

Net income (loss)	1,584	(5,123)	(3,672)	(15,327)

Preferred stock dividends and deemed dividends	(660)	(226)	(2,463)	(226)

Net income available (loss attributable) to common stockholders	$924	$(5,349)	$(6,135)	$(15,553)

Weighted-average shares used in computation of earnings (loss) per share:

Basic	59,436,905	54,095,490	56,397,289	54,435,626
Diluted	61,309,101	54,095,490	56,397,289	54,435,626

Earnings (loss) per share:
Basic	$0.02	$(0.10)	$(0.11)	$(0.29)
Diluted	$0.02	$(0.10)	$(0.11)	$(0.29)

JAMBA, INC.

Reconciliation of GAAP Net Income (Loss) to Consolidated EBITDA and Store-level EBITDA

(Unaudited)

	12 Week Period Ended		28 Week Period Ended
(In thousands)	July 13, 2010	July 14, 2009	July 13, 2010	July 14, 2009
Net income (loss)	$1,584	$(5,123)	$(3,672)	$(15,327)
Gain from derivative liabilities	—	(1,432)	—	(1,597)
Interest income	(14)	(30)	(38)	(364)
Interest expense	112	4,851	289	6,600
Income tax expense	9	17	26	34
Depreciation and amortization	3,490	4,344	8,424	10,454
Impairment of long-lived assets	2,121	7,548	2,292	10,575
Other operating, net	(397)	158	(1,573)	309

Consolidated EBITDA	6,905	10,333	5,748	10,684
General and administrative	9,361	8,185	20,238	19,908

Store-level EBITDA	$16,266	$18,518	$25,986	$30,592

JAMBA, INC.

Reconciliation of GAAP Net Income (Loss) to Adjusted Consolidated EBITDA and Adjusted Store-level EBITDA

(Unaudited)

	12 Week Period Ended		28 Week Period Ended
(In thousands)	July 13, 2010	July 14, 2009	July 13, 2010	July 14, 2009
Net income (loss)	$1,584	$(5,123)	$(3,672)	$(15,327)
Gain from derivative liabilities	—	(1,432)	—	(1,597)
Interest income	(14)	(30)	(38)	(364)
Interest expense	112	4,851	289	6,600
Income tax expense	9	17	26	34
Depreciation and amortization	3,490	4,344	8,424	10,454
Impairment of long-lived assets	2,121	7,548	2,292	10,575
Other operating, net	(397)	158	(1,573)	309
Impact of refranchised stores	(783)	(1,394)	(1,036)	(2,612)

Adjusted Consolidated EBITDA	6,122	8,939	4,712	8,072
General and administrative	9,361	8,185	20,238	19,908

Adjusted Store-level EBITDA	$15,483	$17,124	$24,950	$27,980